UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2012

CRESCENT FINANCIAL BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32951	45-2915089
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3600 Glenwood Avenue, Suite 300

Raleigh, North Carolina 27612

(Address of principal executive offices)

 (919) 659-9000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Crescent Financial Bancshares, Inc. (the “Company”) held its Combined 2011-2012 Annual Meeting of Stockholders on May 8, 2012. At the meeting, the Stockholders cast their votes as set forth below.

Proposal 1

The twelve director nominees named in the Company’s proxy statement were elected, to serve until the 2013 Annual Meeting of Stockholders and until their successors have been elected and qualified, based upon the following votes:

Nominee	For	Withheld	Broker Non-Votes
J. Adam Abram	26,340,561	20,712	951,364
Brent D. Barringer	26,333,711	27,562	951,364
David S. Brody	26,352,080	9,193	951,364
Alan N. Colner	26,351,880	9,393	951,364
Scott M. Custer	26,334,509	26,764	951,364
Thierry Ho	26,352,080	9,193	951,364
Steven J. Lerner	26,352,080	9,193	951,364
James A. Lucas, Jr.	26,333,711	27,562	951,364
Charles A. Paul, III	26,352,580	8,693	951,364
Jon S. Rufty	26,342,086	19,187	951,364
A. Wellford Tabor	26,345,628	15,645	951,364
Nicholas D. Zerbib	26,345,628	15,645	951,364

Proposal 2

The proposal to approve, on a non-binding basis, the executive compensation was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
26,226,335	101,572	33,365	951,364

Proposal 3

The proposal to ratify the appointment of Dixon Hughes Goodman LLP as the Company’s independent public accounting firm for the fiscal year ending December 31, 2012, was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
27,305,718	6,019	899	0

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2012	CRESCENT FINANCIAL BANCSHARES, INC.

	By:	/s/ Terry Earley
Name: Terry Earley
Title: Chief Financial Officer